SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

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                           ICN PHARMACEUTICALS, INC.
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                (Name of Registrant as Specified in its Charter)

                          Iridian Asset Management LLC
                                      and
                         Franklin Mutual Advisers, LLC
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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)
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ISS Recommends A Vote "FOR" Iridian Asset Management LLC and Franklin Mutual
Advisers, LLC Nominees at ICN Pharmaceuticals

New York, New York, May 24, 2002/ -- Iridian Asset Management LLC and Franklin Mutual Advisers, LLC announced today that Institutional Shareholder Services ("ISS") has recommended to its clients that stockholders of ICN Pharmaceuticals (NYSE: ICN) vote the WHITE proxy "FOR" their slate of director nominees at ICN's 2002 Annual Meeting of stockholders.

ISS is widely recognized as the leading independent proxy advisory firm in the nation. Their work is relied upon by hundreds of major institutional investment firms, mutual funds and other fiduciaries throughout the country.

In recommending that its clients vote "FOR" FMA and Iridian's nominees, Randy Thurman, Richard Koppes and Robert O'Leary, ISS concludes:

     "At the end of the day, this contest is really about maximization of shareholder value . . .."

     "We believe that the election of three new independent directors to the ICN board would be a tremendous step towards clearing the haze of controversy that appears to be clouding the market's view of ICN's true value . . .."

On the independence and experience of FMA and Iridian's nominees, ISS concludes:

     "[W]e believe that the [FMA/Iridian] slate is wholly independent of Panic and is less likely to harbor any reluctance, whether out of personal allegiance to Panic or an institutionalized preference for the status quo, to proceed with the shareholder-mandated breakup of ICN."

     "The [FMA/Iridian] slate in aggregate has significant experience related specifically to ICN's business and to the particular demands of the current efforts to restructure the company."

     "[FMA/Iridian's] slate of directors is clearly more independent and possess more relevant industry experience and more corporate governance expertise than management's slate."

ISS also has this to say about ICN's incumbent board of directors:

     "There are several factors that call the incumbent directors' independence from Panic into question. First and foremost, is the $300,000 bonus received by the company's directors for the Ribapharm IPO. We believe that the board's role in the IPO process should fall under the normal course of a director's duty and therefore does not call for the payment of a rather rich bonus."

     "This raises questions as to whether the incumbents are willing or able to provide the kind of aggressive oversight of management that current events appear to require."

     "Shareholders have clearly called for Ribapharm to be completely independent of and separate from ICN and the influence of ICN management. The inclusion on Ribapharm's initial board of [certain] directors raises significant questions about management's willingness to accede to the will of shareholders, however, and, once again, about the ability (or willingness) of the incumbent ICN directors to hold management's feet to the fire on this issue."

     "In this case, there are just too many controversies surrounding Panic. . .. Each of these issues raises concerns about the incumbent directors' ability to actively oversee Panic and the rest of management. Additionally, we believe last year's overwhelming shareholder vote . . . clearly demonstrates that shareholders desire an independent board that is free of any ties to management that could distract directors from their duties to shareholders."

Iridian and FMA had the following comment:

     "We are gratified that ISS, a neutral and respected outside observer, after careful consideration, supports our efforts to achieve real change at ICN. We and our nominees, Randy Thurman, Richard Koppes and Robert O'Leary, are committed to the creation of shareholder value, the furtherance of the highest standards of corporate governance and the best interests of all ICN shareholders. A vote on the WHITE proxy card in favor of their election will give our nominees the opportunity to work for you to achieve these goals."

     "Your vote is important. Together, you and we can deliver a broad and deep mandate for change at ICN. Time is short. We ask all shareholders of ICN to take the time now to send in their WHITE proxy cards and make sure your vote is counted and your voice is heard."

Iridian is an SEC-registered investment adviser located in Westport, CT. Iridian manages approximately $12 billion for institutional clients, pension funds, charitable foundations and endowments, and invests primarily in mid-cap and large-cap U.S. equities.

Franklin Mutual Advisers, LLC is a subsidiary of Franklin Resources, Inc. [NYSE:BEN], a global investment organization operating as Franklin Templeton Investments. Franklin Templeton provides global and domestic investment management services through its Franklin, Templeton, Mutual Series and Fiduciary Trust subsidiaries. The San Mateo, CA-based company has over 50 years of investment experience and more than $274 billion in assets under management as of March 31, 2002. For more information, please call 1-800/DIAL BEN(R) or visit franklintempleton.com.

In connection with their solicitation of proxies with respect to the 2002 annual meeting of stockholders of ICN Pharmaceuticals, Inc. ("ICN"), Iridian Asset Management LLC ("Iridian") and Franklin Mutual Advisers, LLC ("FMA") have filed with the Securities and Exchange Commission (the "SEC") and disseminated to stockholders a definitive proxy statement dated April 18, 2002. Stockholders are advised to read the proxy statement as it contains important information. Stockholders may obtain a free copy of the proxy statement and other relevant documents filed with the SEC from the SEC website at www.sec.gov. Stockholders may also obtain a free copy of Iridian and FMA's proxy statement by contacting Mackenzie Partners in the manner described below.

Contact:   For Press:                    For Shareholders and Institutions:
           ----------                    ----------------------------------
           Hedda Nadler                  Mackenzie Partners, Inc.
           Mount & Nadler                Larry Dennedy or Charlie Koons
           Tel:  (212) 759-4440          Tel: Call Collect: (212) 929-5500
                                                Toll Free:  (800) 322-2885